CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-2

DERIVED INFORMATION   2/19/04

$330,000,000

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

$800,000,050

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2004-2

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-2

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/04 cutoff date.  Approximately 7.4% of the mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	5,019
Total Outstanding Loan Balance	$798,654,996	*	Min	Max
Average Loan Current Balance	$159,126		$4,877	$709,750
Weighted Average Original LTV	80.5%	**
Weighted Average Combined LTV	87.7%
Weighted Average Coupon	7.40%		4.55%	13.40%
Arm Weighted Average Coupon	7.32%
Fixed Weighted Average Coupon	7.73%
Weighted Average Margin	6.50%		1.14%	11.00%
Weighted Average FICO (Non-Zero)	633
Weighted Average Age (Months)	3
% First Liens	98.3%
% Second Liens	1.7%
% Arms	80.0%
% Fixed	20.0%
% of Loans with Mortgage Insurance	1.0%

*

Total collateral will be $800,000,050

**

Note, for second liens, CLTV is employed in this calculation.

Original		Total
Penalty	Loan	Scheduled
Period (Months)	Count	Balance	%
0	797	113,328,016	14.2
6	14	1,996,393	0.2
12	189	37,500,897	4.7
21	165	42,336,574	5.3
24	2,119	324,844,261	40.7
30	4	1,016,586	0.1
33	42	10,331,362	1.3
36	1,509	236,638,658	29.6
48	3	513,264	0.1
60	177	30,148,985	3.8
Total:	5,019	798,654,996	100.0

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-2

Statistical Collateral Summary – Loan Group 1

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/04 cutoff date.   Approximately 4.5% of the group 1 mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	3,862
Total Outstanding Loan Balance	$560,446,337	*	Min	Max
Average Loan Current Balance	$145,118		$4,877	$499,002
Weighted Average Original LTV	80.4%	**
Weighted Average Combined LTV	88.0%
Weighted Average Coupon	7.41%		4.55%	13.40%
Arm Weighted Average Coupon	7.32%
Fixed Weighted Average Coupon	7.74%
Weighted Average Margin	6.48%		3.88%	11.00%
Weighted Average FICO (Non-Zero)	633
Weighted Average Age (Months)	3
% First Liens	98.8%
% Second Liens	1.2%
% Arms	80.0%
% Fixed	20.0%
% of Loans with Mortgage Insurance	1.0%

*

Total group 1 collateral will be approximately $561,195,000

**

Note, for second liens, CLTV is employed in this calculation

Original		Total
Penalty	Loan	Scheduled
Period (Months)	Count	Balance	%
0	669	92,787,071	16.6
6	13	1,640,665	0.3
12	146	24,769,990	4.4
21	106	21,722,674	3.9
24	1,637	229,081,032	40.9
30	4	1,016,586	0.2
33	10	1,874,863	0.3
36	1,276	187,497,945	33.5
60	1	55,512	0.0
Total:	3,862	560,446,337	100.0

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-2

Statistical Collateral Summary – Loan Group 2

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/04 cutoff date.   Approximately 14.2% of the group 2 mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	1,157
Total Outstanding Loan Balance	$238,208,659	*	Min	Max
Average Loan Current Balance	$205,885		$5,185	$709,750
Weighted Average Original LTV	80.7%	**
Weighted Average Combined LTV	86.8%
Weighted Average Coupon	7.40%		4.65%	13.15%
Arm Weighted Average Coupon	7.32%
Fixed Weighted Average Coupon	7.71%
Weighted Average Margin	6.55%		1.14%	10.93%
Weighted Average FICO (Non-Zero)	633
Weighted Average Age (Months)	2
% First Liens	97.2%
% Second Liens	2.8%
% Arms	79.9%
% Fixed	20.1%
% of Loans with Mortgage Insurance	0.9%

*

Total group 2 collateral will be approximately $238,805,000

**

Note, for second liens, CLTV is employed in this calculation

Original		Total
Penalty	Loan	Scheduled
Period (Months)	Count	Balance	%
0	128	20,540,945	8.6
6	1	355,728	0.1
12	43	12,730,906	5.3
21	59	20,613,900	8.7
24	482	95,763,230	40.2
33	32	8,456,499	3.6
36	233	49,140,713	20.6
48	3	513,264	0.2
60	176	30,093,473	12.6
Total:	1,157	238,208,659	100.0